EXHIBIT 10.6
FIFTH AMENDMENT TO
RIGHT OF FIRST REFUSAL AGREEMENT
AND
DUE DILIGENCE REIMBURSEMENT AGREEMENT
     THIS FIFTH AMENDMENT (this “Amendment”) TO THAT RIGHT OF FIRST REFUSAL AGREEMENT AND DUE DILIGENCE REIMBURSEMENT AGREEMENT, (as amended by four (4) mesne amendments, the “Frame Agreement”) is made and entered into and effective as of the 14th day of April, 2003, by and between FIRSTCITY FINANCIAL CORPORATION, a Delaware corporation (“FCFC”), and FIRSTCITY SERVICING CORPORATION, a Texas corporation (“Servicing”), on the one hand, and CARGILL FINANCIAL SERVICES CORPORATION, a Delaware corporation (“CFSC”), and CFSC CAPITAL CORP. II, a Delaware corporation (“CCCII”), on the other hand.
RECITALS
     A. FirstCity Holdings Corporation (“FCH”), a second tier subsidiary of FCFC, and CFSC Capital Corp. XXX (“CCC-30”), a wholly owned subsidiary of CFSC, have entered into a Loan Agreement dated as of April 6, 2000, together with those two Amendment to Loan Agreement and Extension of Promissory Note dated as of January 12, 2001 and March 31, 2002 respectively, and that Third Amendment to Loan Agreement dated as of July 17, 2002 (as thereafter amended, modified, extended, supplemented or increased from time to time, the “Loan Agreement”) pursuant to which CCC-30 agreed to make advances from time to time (collectively, the “Loan”) to FCH in an amount not to exceed $35,000,000.00. FCH has requested that CCC-30 agree to extend the Maturity Date (as defined in the Loan Agreement) to March 31, 2005.
     B. It is a condition precedent to CCC-30’s agreement to so extend the Maturity Date that FCFC and Servicing execute and deliver this Amendment. Notwithstanding the contemporaneous amendment of both the Loan Agreement and the Frame Agreement, each of Borrower and CFSC acknowledge that the Frame Agreement and the Loan Agreement are not linked in any way other than the execution of each such agreement serving as partial consideration for the execution of the other such agreement.
     C. The parties to the Frame Agreement desire to extend the term of the Frame Agreement from February 1, 2004 to February 1, 2006 on the terms and conditions herein contained and to amend certain of the definitions contained in the Frame Agreement as set forth herein.

     NOW, THEREFORE, in good consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
Definitions
     1.01 Capitalized terms used in this Amendment are defined in the Frame Agreement, as amended hereby, unless otherwise stated.
ARTICLE II
Amendments
     2.01 Amendment to Definition of Excluded Product. The definition of “Excluded Product” in Article 1 of the Frame Agreement is hereby amended by deleting the definition in its entirety and substituting in replacement thereof the following:
“Excluded Product” means (a) any single asset acquisition or portfolio acquisition with a purchase price or acquisition cost less than the Investment Threshold, (b) FirstCity’s acquisition or start up of niche or specialty finance operations or companies (unless FirstCity invites Cargill to participate in the acquisition or start up of such niche or specialty finance operations or companies), (c) the acquisition of more than fifty percent (50%) of the stock or other equity ownerships interest by a FCFC Affiliate relating to the equity interest of any Person which owns loans, receivables, real estate or related assets (unless FirstCity invites Cargill to participate in any such acquisition, though the participation of Cargill will be limited to the extent necessary to preserve the ability to allow consolidation for tax purposes of FCFC and the acquired entity) and (d) any product for which Cargill shall have delivered to FirstCity a negative Transaction Response or CFSC Withdrawal Notice, or failed to deliver a Transaction Response on or before the Transaction Response Date, from and after the date of delivery of such response or notice to FirstCity, or after the Transaction Response Date, as applicable.
     2.02 Amendment to Definition of Geographic Area. The definition of “Geographic Area” in Article 1 of the Frame Agreement is hereby amended by deleting the definition in its entirety and substituting in replacement thereof the following:
“Geographic Area” means the United States, Canada, Mexico, Central America and South America.
     2.03 Amendment to Definition of Investment Threshold. The definition of Investment Threshold in Article 1 of the Frame Agreement is hereby amended by deleting the definition in its entirety and substituting in replacement thereof the following:

“Investment Threshold” means $4,000,000 for Included Product other than Consumer Assets and $500,000 for Included Product that consists of Consumer Assets (with the respective thresholds measured in aggregate for each Asset Purchase Proposal).
     2.04 Amendment to Definition of Monthly Retainer. The definition of “Monthly Retainer” in Article 1 of the Frame Agreement is hereby amended by deleting the definition in its entirety and substituting in replacement thereof the following:
“Monthly Retainer” means a monthly payment from CFSC to Servicing as compensation for the exclusivity provisions of this Agreement, with the gross amount of such Monthly Retainer paid to Servicing being $22,500 per month; provided, however, that the gross amount of such Monthly Retainer paid to Servicing shall be adjusted to reflect Cargill’s contribution to deal flow as provided for in Article 4 of this Agreement.
     2.05 Amendment to Definition of Termination Date. The definition of “Termination Date” in Article 1 of the Frame Agreement is hereby amended by deleting “February 1, 2004, or such earlier or later date as may be agreed to in writing by all parties to this Agreement” and substituting in replacement thereof the following:
“February 1, 2006; provided, however, that the Termination Date shall be automatically extended for an additional year (without any additional action or consent of the parties) on a year-to-year basis until any one or more of the parties hereto gives written notice to the other parties hereto on or before July 31 of the calendar year prior to the then applicable Termination Date that the Termination Date shall not be so automatically extended.”
     2.06 Amendment by Addition of New Section 2.9. Article 2 of the Frame Agreement is hereby amended by adding the following section as a new Section 2.09.
“Section 2.9 Consumer Investment Threshold Review. The definition of Investment Threshold in this Agreement shall be reviewed by the parties to the Agreement during May 1-31, 2004 for possible amendment as set forth in the remainder of this Section 2.9. If the parties are satisfied with the existing working arrangement with respect to the Investment Threshold that applies to Consumer Assets, this Agreement will remain as currently written with respect to such definition. If, however, CFSC has not actively participated with FCFC or Servicing or any of their Affiliates in pricing any consumer loan portfolios or in the evaluation of any consumer collection platforms as evidenced by the active involvement of CFSC personnel other than Kari Johnson or E. Gerald O’Brien II, then the definition of Investment Threshold shall be amended in its entirety by replacing it with the definition of Investment Threshold in effect prior to execution of the Fifth Amendment to this Agreement.
ARTICLE III
No Waiver
     3.01 Except as otherwise specifically provided for in this Amendment, nothing contained herein shall be construed as a waiver by any party hereto of any covenant or provision of the Frame Agreement, this Amendment, the Loan Agreement or of any other agreement between or among any of the parties to the Frame Agreement; and any party’s failure at any time or times hereafter to require strict performance by any other party of any provision thereof shall not waive, affect or diminish any right of such party to thereafter demand strict compliance therewith.
ARTICLE IV
Ratifications, Representations and Warranties
     4.01 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Frame Agreement, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Frame Agreement are ratified and confirmed and shall continue in full force and effect. The parties hereto agree that the Frame Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.
     4.02 Representations and Warranties. Each party hereto hereby represents and warrants to each other party hereto that (a) the execution, delivery and performance of this Amendment has been authorized by all requisite corporate action on the part of such party and will not violate the articles of incorporation or bylaws of such party; and (b) such party is in full compliance with all covenants and agreements contained in the Frame Agreement, as amended hereby.
ARTICLE V
Miscellaneous Provisions
     5.01 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

     5.02 Transferability of Agreement. This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns.
     5.03 Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     5.04 Effect of Waiver. No consent or waiver, express or implied, by any party hereto to or for any breach of or deviation from any covenant or condition by any other party hereto shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     5.05 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     5.06 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     5.07 Final Agreement. THE FRAME AGREEMENT, AS AMENDED HEREBY, REPRESENTS THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE FRAME AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENT BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE PARTIES HERETO.
[signature page follows]

          Executed as of the date first indicated above.

FIRSTCITY FINANCIAL CORPORATION

By:

Name:

Title:

FIRSTCITY SERVICING CORPORATION

By:

Name:

Title:

CARGILL FINANCIAL SERVICES CORPORATION

BY:

Name:	E. Gerald O’Brien II
Title:	Vice President

CFSC CAPITAL CORP. II

BY:

Name:	E. Gerald O’Brien II
Title:	Vice President